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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 3, 1997

                        Caribiner International, Inc.
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            (Exact name of registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)

           1-14234                                     13-3466655
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    (Commission File Number)             (I.R.S. Employer Identification No.)

   16 West 61st Street, New York, NY                        10023
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(Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (212) 541-5300
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          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

(a) Pursuant to an Agreement of Purchase and Sale of Stock, dated May 29, 1997, as amended by the First Amendment thereto, dated as of June 27, 1997 (as amended, the "Bauer Agreement"), by and among Caribiner International, Inc. (the "Company"), Bauer Audio Visual, Inc. ("Bauer"), and each of the stockholders listed on Schedule A thereto, on July 3, 1997, the Company completed the acquisition of all of the outstanding capital stock of Bauer. Consideration paid for the acquisition consisted of approximately $14.6 million in cash and the issuance of 167,762 shares of the Company's common stock, par value $0.01 per share (the "Common Stock") with an aggregate value of approximately $4.6 million (based on the average of the closing price of the Common Stock for the 30 business days immediately preceding the third business day prior to May 29, 1997). In addition, in connection with the consummation of the transactions contemplated by the Bauer Agreement the Company repaid approximately $7.0 million in outstanding long-term indebtedness of Bauer and $4.8 million of outstanding short-term indebtedness of Bauer. Bauer is a provider of audio visual equipment services, including audio visual equipment rentals and hotel audio visual outsourcing services, throughout the United States.

                  The Company financed the transactions contemplated by the Bauer Agreement from the Company's existing available credit facilities with its syndicate of lenders for which The Chase Manhattan Bank, N.A. acts as administrative agent.

                  The Bauer Agreement is attached as Exhibit 2.1, and such agreement is incorporated by reference in its entirety herein. The description of the Bauer Agreement contained herein is qualified in its entirety by reference to the Bauer Agreement.

                  Attached as Exhibit 99.1 is the Company's press release announcing, among other things, the signing of the Bauer Agreement. Attached as Exhibit 99.2 is the Company's press release announcing the consummation of the transactions contemplated by the Bauer Agreement.

(b)    Equipment or Other Physical Property

                  Certain of the assets of Bauer acquired by the Company pursuant to the Bauer Agreement constitute equipment or other physical property. Such assets have been used by Bauer in connection with its audio visual equipment rental business. The Company intends to continue substantially the same use for such acquired assets.

Item 7.  Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired

       It is currently impracticable for the Company to file with this Form 8-K the historical financial information of Bauer required to be filed pursuant to the instructions to Form 8-K. Such financial information will be filed by amendment not later than 60 days after the date on which this

       Form 8-K must be filed, and the Company expects such financial information to be available in August, 1997.

(b)    Pro Forma Financial Information

       It is currently impracticable for the Company to file with this Form 8-K the pro forma financial information relative to the transactions contemplated by the Bauer Agreement that is required to be filed pursuant to the instructions to Form 8-K. Such pro forma

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       financial information will be filed by amendment not later than 60 days after the date on which this Form 8-K must be filed, and the Company expects such financial information to be available in August, 1997.

(c)    Exhibits

       2.1 Agreement of Purchase and Sale of Stock, dated as of May 29, 1997, as amended by the First Amendment thereto, dated June 27, 1997, by and among the Company, Bauer and each of the stockholders listed on Schedule A thereto (schedules omitted -- the Company agrees to furnish a copy of any schedule to the Commission upon request).

       99.1   Press release, dated May 30, 1997.

       99.2   Press release, dated July 7, 1997.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Caribiner International, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 17, 1997                   CARIBINER INTERNATIONAL, INC.

                                        By: /s/ Arthur F. Dignam
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                                            Name:      Arthur F. Dignam
                                            Title:     Executive Vice President,
                                                       Chief Financial and
                                                       Administrative Officer

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                                INDEX TO EXHIBITS

Exhibit          Description                                              Page

  2.1 Agreement of Purchase and Sale of Stock, dated as of May 29, 1997, as amended by the First Amendment thereto, dated June 27, 1997, by and among Caribiner International, Inc., Bauer Audio Visual, Inc. and each of the stockholders listed on Schedule A thereto (schedules omitted -- the Company agrees to furnish a copy of any schedule to the Commission upon request).

  99.1           Press Release, dated May 30, 1997.

  99.2           Press Release, dated July 7, 1997.

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